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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):             APRIL 14, 2005


                         HI-SHEAR TECHNOLOGY CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                       001-12810                     22-2535743
 (State or other                  (Commission                 (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)

         24225 GARNIER STREET
         TORRANCE, CALIFORNIA                            90505-5355
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:      (310) 784-2100







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ITEM 4.02      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
               RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW


         On April 13, 2005, management of the Company concluded that the Company's financial statements for the first quarter ended August 31, 2004 and the second quarter ended November 30, 2004, should be restated. During the first quarter ended August 31, 2004 and the second quarter ended November 30, 2004, the company had estimated it was entitled to tax benefits not previously claimed on past tax returns. As a result, no net tax provision was recorded during the first and second quarters ending August 31, 2004, and November 30, 2004. Upon further detailed analysis, which is ongoing, the company has concluded it does not have a sufficient basis to continue to claim such benefits. Accordingly, the first and second quarter tax provisions have been restated to reflect such changes in amended filings of 10-QSB/A Forms that the Company is in the process of preparing for both of those quarters.

         The Company's Chief Financial Officer has discussed the matters disclosed in this report with the Company's independent auditors.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            HI-SHEAR TECHNOLOGY CORP.



Dated: April 14, 2005               By: /s/ George W. Trahan
                                        ----------------------------------------
                                        George W. Trahan, President, Chief
                                        Executive Officer and Co-Chairman